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                                                                      EXHIBIT 21

                           CONSULIER ENGINEERING, INC.

                       LIST OF SUBSIDIARIES OF REGISTRANT

                                        STATE OF
SUBSIDIARY                            INCORPORATION                 NAMES
----------                            -------------                 -----
Southeast Automotive                   Florida                     Southeast
  Acquisition                                                   Southeast Tools
  Corporation

Consulier Business                     Florida                      None
  Services, Inc.

C-6 Products, Inc.                     Florida                      None


















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